UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 12, 2011

PAN AMERICAN GOLDFIELDS LTD.

(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

595 HOWE STREET, UNIT 906 VANCOUVER, CANADA A1 V6C 2T5
(Address of principal executive offices) (Zip Code)

(604) 681-1163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL AGREEMENT.

Pan American Goldfields, Ltd., a Delaware corporation (the “Company”), entered into an Amended and Restated Development Agreement (the “Development Agreement”) with Minera Rio Tinto, S.A. de C.V., an entity organized under the laws of the United Mexican States (“MRT”) and Marje Minerals S.A., an entity organized under the laws of the United Mexican States (“MM”), concerning the restructuring of the prior agreements between the parties, including their respective ownership interests in the Company’s Cieneguita project in Chihuahua State, Mexico. In connection with the Development Agreement the Company also entered into a Stock Purchase Agreement, and Acknowledgement and Agreement and a Debt Assumption and Release Agreement (collectively with the Development Agreement the “Transaction Agreements”).

A.

Restructuring of Cieneguita Project Ownership

Prior to the Development Agreement, the parties held the following ownership interests in the Cieneguita project:

Holder	Ownership %	Net Cash Flow % First 15 meters**	Net Cash Flow % for the rest of the project
MRT	54%	74%	54%
MM	6%	6%	6%
Company	40%	20%	40%

Under the Development Agreement, the parties amended their respective ownership interests in the Cieneguita project, effective September 26, 2010, as follows:

Holder	Ownership %	Net Cash Flow % First 15 meters	Net Cash Flow % for the rest of the project
MRT	20%	74%	20%
MM	0%	6%	0%
Company	80%	20%	80%

The first 15 meters of production is restricted to the mining production from the Cieneguita project to a maximum depth of 15 meters, with the parties setting the initial elevation for measuring the first 15 meters at 2074 meters. In addition, according to mine plans and sections submitted on a quarterly basis in advance by MRT to the Company, and subject to the reasonable approval by the Company, MRT may mine up to a total of 120,000 tons below the 15 meter limit, in which case the percentage of the net cash flows from such operations shall be 54% for MRT, 40% for the Company and 6% for MM. Any net cash flows from amounts mined by MRT over and above the 120,000 tons as approved by the Company shall be allocated 20% for MRT, 74% for the Company and 6% for MM.

No operations by MRT may take place at any time after December 15, 2012, and following such date, the ownership percentages of the parties in both any remaining first 15 meters and in the rest of the Cieneguita project shall be 80% for the Company and 20% for MRT, subject to any dilution for payment failures that may have taken place on or before such time.

B.

Feasibility Study

Under the Development Agreement, the Company agreed to and has commenced a feasibility study for the Cieneguita project. The Company and MRT will be responsible for the cost of the feasibility study on a pro rata basis based on their respective amended ownership percentages of the Cieneguita project. The Company shall be the operator of the feasibility study and of the Cieneguita project and shall bill MRT for its pro rata share of all such expenditures. MRT shall make its payments for its pro rata share of feasibility study and development expenditures first from the net revenues allocable to it from the operations on the first 15 meters, with the balance, if any, required to be contributed coming from the corporate funds of MRT. MRT is required to conduct its operations at the Cieneguita project in a manner that will not interfere with the feasibility study.

In the event that either the Company or MRT fail to fund their pro rata portion of the feasibility study or any development expenditure when due,  the non-contributing partner will have its ownership interest in the Cieneguita project decreased by one percent (1%) for every $100,000 invested on its behalf by the  other partner.

The Development Agreement contains drag along provisions providing that if the Company elects to sell its ownership interests in the Cieneguita project, MRT will be required to sell its ownership interest if offered similar terms based on its pro rata ownership. The Development Agreement provides a right of first refusal in favor of each party in the event the other party places its ownership interest in the Cieneguita project up for sale.

C.

Satisfaction of Obligations

The Transaction Agreements provide for the following transactions:

1.

The Company will issue MM 3,333,333 shares of restricted Common Stock in exchange for its 6% ownership interest in the Cieneguita project (not including the right to receive revenues attributable to 6% of operations on the first 15 meters, if any, through December 31, 2012).

2.

MM assumed all outstanding debt owed by the Company to Mr Ayub, MRT and Robert Knight (approximately $490,000).

3.

In consideration for the debt assumption and in addition to receiving 6% of the monthly net cash flows from mining until December 31, 2012, MM will also receive half of all monthly net cash flows the Company is entitled to receive from the first 15 meters until the sooner of December 31, 2012 or the date on which the aggregate amount of net cash flows from half of the Company’s portion so received by MM equals $490,000. Thereafter, MM’s percentage interest in the Net Cash Flows from the first 15 meters shall be reduced to 6% and the Company’s percentage interest shall be increased to 20% if the $490,000 is paid prior to December 31st, 2012. After December 31, 2012, MM’s percentage interest in the net cash flows is reduced to 0% and the Company’s percentage interest is increased to 80%/

D.

Property Owner

Under the Transaction Agreements, the Company, MRT and Corporativo Minera (the Cieneguita land owner) confirmed that no past due payments were outstanding and that future payments, commencing in September 2011, will be made at the rate of $30,000 per month. As long as MRT operates the operation over the first 15 meters, MRT shall be responsible for such payments. As soon as MRT discontinues such operations permanently, which may occur before December 31, 2012, any balance still due to Corporativo Minera shall be paid by the parties based on their respective ownership percentages in the Cieneguita project. The failure by any party to contribute will result in dilution of that party’s ownership interest pursuant to the definitive agreement at the rate of one percent (1%) for every $100,000 paid by the non-forfeiting party.

The Transaction Agreements are attached hereto as Exhibits 10.1 through 10.4, and are incorporated herein by reference. The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreements attached hereto as Exhibits 10.1 through 10.4.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit	Description

10.1	Amended and Restated Development Agreement between the Company Minero Rio Tinto SA and Marje Minerals S.A., effective as of September 26, 2011.
10.2	Stock Purchase Agreement between the Company and Marje Minerals, S.A, signed as of December 8, 2011.
10.3	Debt Assumption and Release Agreement between the Company and Minero Rio Tinto S.A. de C.V., Marje Minerals S.A., Mario Ayub and Robert Knight, signed as of December 8, 2011..
10.4	Acknowledgement and Agreement between the Company Minera Rio Tinto S.A. de C.V. and Corporative Minero, S.A. De C.V., signed as of December 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: December 14, 2011	By:	/s/ Salil Dhaumya
Salil Dhaumya
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Development Agreement between the Company Minero Rio Tinto SA and Marje Minerals S.A., effective as of September 26, 2011.
10.2	Stock Purchase Agreement between the Company and Marje Minerals, S.A, signed as of December 8, 2011.
10.3	Debt Assumption and Release Agreement between the Company and Minero Rio Tinto S.A. de C.V., Marje Minerals S.A., Mario Ayub and Robert Knight, signed as of December 8, 2011..
10.4	Acknowledgement and Agreement between the Company Minera Rio Tinto S.A. de C.V. and Corporative Minero, S.A. De C.V., signed as of December 8, 2011.